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                                                                                                                         EXHIBIT 12
                                                 BELLSOUTH TELECOMMUNICATIONS, INC.
                                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                        (Dollars in Millions)


                                                                                              Year Ended December 31,
                                                                              -----------------------------------------------------

                                                                                   1994      1993      1992      1991      1990
                                                                                   ----      ----      ----      ----      ----

1. Earnings

   (a) Income from continuing operations before deductions for taxes and
        interest                                                                 $3,606.0  $2,034.1  $3,014.4  $2,722.5  $2,930.1

   (b) Portion of rental expense representative of interest factor                   80.3      79.7      86.5      74.8      88.2
                                                                                 --------  --------  --------  --------  --------

             TOTAL                                                               $3,686.3  $2,113.8  $3,100.9  $2,797.3  $3,018.3
                                                                                 --------  --------  --------  --------  --------
                                                                                 --------  --------  --------  --------  --------


2. Fixed Charges

   (a) Interest                                                                    $568.5    $586.2    $598.6    $649.8    $626.2

   (b) Portion of rental expense representative of interest factor                   80.3      79.7      86.5      74.8      88.2
                                                                                 --------  --------  --------  --------  --------

              TOTAL                                                                $648.8    $665.9    $685.1    $724.6    $714.4
                                                                                 --------  --------  --------  --------  --------
                                                                                 --------  --------  --------  --------  --------
       Ratio (1 divided by 2)                                                        5.68      3.17      4.53      3.86      4.23
                                                                                 --------  --------  --------  --------  --------
                                                                                 --------  --------  --------  --------  --------
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